Exhibit 99.3

FORM OF

INVESTMENT AGREEMENT

BY AND AMONG

GLOBALSTAR, L.P.,

THE OFFICIAL COMMITTEE OF UNSECURED
CREDITORS OF GLOBALSTAR, L.P.

AND

NEW VALLEY CORPORATION

DATED AS OF

January __, 2003

TABLE OF CONTENTS

I.	SHARE PURCHASE		2
	1.1	Share Purchase	2
	1.2	Cash Purchase Price	2
	1.3	Closing	2
	1.4	Cash Closing Deliveries	2
	1.5	Exemption from Registration	2
II.	REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP		3
	2.1	Existence; Authorization, Validity and Effect of Agreement	3
	2.2	Capitalization	4
	2.3	Ownership of Subsidiaries	4
	2.4	Validity of Shares, Etc	4
	2.5	No Conflict; Required Filings and Consents	5
	2.6	SEC Documents	5
	2.7	No Brokers	6
	2.8	Intellectual Property	6
	2.9	Management Presentation Material	6
	2.10	Bring-Down of Bankruptcy Disclosure Schedules	6
	2.11	Scope of Partnership Representations	7
III.	REPRESENTATIONS AND WARRANTIES OF NEW VALLEY		7
	3.1	Existence; Authorization, Validity and Effect of Agreement	7
	3.2	No Conflict; Required Filings and Consents	7
	3.3	No Brokers	7
	3.4	Sufficient Funds	8
	3.5	Investment Intent	8
	3.6	Investor Sophistication; Etc	8
	3.7	Ownership of Securities	8
	3.8	Access to Information	8
	3.9	Forecasts and Projections	8
IV.	COVENANTS		8
	4.1	Inspection of Records	8
	4.2	Confidentiality	8
	4.3	Publicity	9
	4.4	Further Action	9
	4.5	Filings with Governmental Entities	9

-i-

TABLE OF CONTENTS
(continued)

-ii-

TABLE OF EXHIBITS

Exhibit A	—	Form of First Amended Chapter 11 Plan of Reorganization
Exhibit B	—	Form of Disclosure Statement
Exhibit C	—	Form of Certificate of Designation
Exhibit D	—	Form of Warrant Agreement (Series A Warrants)
Exhibit E	—	Form of Warrant Agreement (Series B Warrants)
Exhibit F	—	Form of Certificate of Incorporation
Exhibit G	—	Form of Bylaws
Exhibit H	—	Form of Voting Agreement

-iii-

INVESTMENT AGREEMENT

     This INVESTMENT AGREEMENT (this “Agreement”) is dated as of January      , 2003, by and among Globalstar, L.P., a Delaware limited partnership (the “Partnership”), the Official Committee of Unsecured Creditors of Globalstar, L.P. (the “Creditors Committee”) (solely with respect to Sections 4.3, 4.4, 4.5(a), 4.6 and 8.4) and New Valley Corporation, a Delaware corporation (“New Valley”). Capitalized terms used but not defined elsewhere in the text of this Agreement are defined in Section 8.8 hereof.

     WHEREAS, the Partnership and certain of its subsidiaries (collectively, the “Debtors”) have filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and the Debtors’ chapter 11 cases (collectively, the “Chapter 11 Cases”) are being jointly administered in case no. 02-10499 (PJW) for procedural purposes;

     WHEREAS, the Debtors operate their respective businesses as debtors-in-possession and intend to file with the Bankruptcy Court (a) their first amended chapter 11 plan of reorganization substantially in the form and substance attached hereto as Exhibit A (as amended, modified, supplemented or otherwise altered, the “Chapter 11 Plan”) and (b) the related disclosure statement substantially in the form and substance attached hereto as Exhibit B (the “Disclosure Statement”);

     WHEREAS, the Debtors have entered into a Credit Agreement, dated as of January      , 2003 (the “DIP Facility”), with New Valley (in its capacity as the lender under the DIP Facility, the “New Valley DIP Lender”), pursuant to which the New Valley DIP Lender has agreed to lend up to $20,000,000 to the Debtors subject to the terms and conditions contained therein;

     WHEREAS, pursuant to the Chapter 11 Plan, as confirmed by the Confirmation Order (the “Confirmed Chapter 11 Plan”), on the Effective Date, among other things, (a) the Debtors will transfer to a newly formed Delaware corporation (“New Globalstar”) all of their assets free and clear of any and all Liens (including without limitation any and all Claims), except as specifically provided in the Confirmed Chapter 11 Plan, (b) New Globalstar will issue, for distribution to holders of Allowed Claims in Class 4, (i) 1,366,417 shares of Common Stock, par value $0.01 per share, of New Globalstar (the “Common Stock”), (ii) 4,111,627 shares of Series A Preferred Stock, par value $0.01 per share, of New Globalstar (the “Preferred Stock”), having such designations, preferences, rights, qualifications, limitations and restrictions set forth in a certificate of designation, substantially in the form of Exhibit C hereto (the “Certificate of Designation”), and (iii) 4,111,627 warrants (the “Series A Warrants”) to purchase an aggregate of 4,111,627 shares of Common Stock having the terms and conditions set forth in a warrant agreement substantially in the form of Exhibit D hereto, and (c) it is intended that New Globalstar will, under certain circumstances, issue additional warrants (the “Series B Warrants,” and collectively with the Series A Warrants, the “Plan Warrants”) to purchase an aggregate of 339,527 shares of Common Stock having the terms and conditions set forth in a warrant agreement substantially in the form of Exhibit E hereto; and

     WHEREAS, the Confirmed Chapter 11 Plan will also provide that New Globalstar will issue to New Valley 5,500,000 shares of Common Stock as set forth in Section 1.1 of this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

I. SHARE PURCHASE

          1.1 Share Purchase. On the terms and subject to the conditions set forth in this Agreement, at the Closing:

          (a) in accordance with the Confirmed Chapter 11 Plan, all Claims in respect of the DIP Facility shall be satisfied in full by the delivery to New Valley of a number of shares of Common Stock equal to the quotient (rounded to the nearest whole number) obtained by dividing (i) the principal outstanding under the Term Loan Notes, together with interest accrued thereon through the Closing Date (and not otherwise capitalized in the PIK Interest Note), and the principal outstanding under the PIK Interest Note together with interest accrued thereon through the Closing Date (and not otherwise capitalized in the PIK Interest Note) (the “DIP Facility Pay-Off Amount”), by (ii) $10.00; and

          (b) New Globalstar will issue and sell to New Valley, and New Valley will purchase from New Globalstar, a number of shares of Common Stock equal to the quotient (rounded to the nearest whole number) obtained by dividing (i) $55,000,000 less the DIP Facility Pay-Off Amount (the “Cash Purchase Price”) by (ii) $10.00.

Shares of Common Stock issued pursuant to this Section 1.1 are referred to herein as the “Purchased Shares.”

          1.2 Cash Purchase Price. As consideration for the issuance to it of the Purchased Shares in accordance with Section 1.1(b), on the Closing Date, New Valley will pay New Globalstar in cash the Cash Purchase Price. The Cash Purchase Price shall be paid by New Valley by wire transfer of immediately available funds to an account of New Globalstar designated by the Partnership by written notice to New Valley delivered at least two Business Days prior to the Closing Date.

          1.3 Closing. The closing of the transactions contemplated by Section 1.1 (the “Closing”) will take place at the offices of Jones Day, 222 E. 41st Street, New York, New York at 10:00 a.m. local time on the date on which all of the conditions (other than the conditions to be satisfied concurrently with the Closing) set forth in Article V have been satisfied or waived (or such other date, time and place to which the parties to this Agreement may agree in writing), provided the Closing shall occur on the Effective Date. The date on which the Closing occurs is referred to herein as the “Closing Date.”

          1.4 Cash Closing Deliveries. (a) At or prior to the Closing, New Valley will deliver to New Globalstar (i) the Cash Purchase Price payable by New Valley in accordance with Section 1.2 and (ii) the certificate required by Section 5.2(d).

          (b) At or prior to the Closing, (i) New Globalstar will deliver to New Valley one or more validly issued stock certificates evidencing the Purchased Shares and (ii) the Partnership will deliver to New Valley the certificate required by Section 5.3(d).

          1.5 Exemption from Registration. The Purchased Shares will be issued under an exemption or exemptions from registration under the Securities Act of 1933, as amended (the “Securities Act”). The certificate(s) evidencing the Purchased Shares shall, upon issuance, contain the following legend (in addition to any other legends required to be placed thereon by applicable state blue sky or securities Laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER

ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THAT ACT AND ANY APPLICABLE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

II. REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

     The Partnership hereby represents and warrants to New Valley, except as set forth in the letter, dated the date of this Agreement, from the Partnership to New Valley specifically referencing this Agreement and delivered prior to the execution of this Agreement (the “Partnership Disclosure Letter”), as follows:

          2.1 Existence; Authorization, Validity and Effect of Agreement. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Subsidiary of the Partnership that is a corporation is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, each Subsidiary of the Partnership that is a limited liability company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, and each Subsidiary of the Partnership that is a limited partnership is duly organized and validly existing under the laws of the jurisdiction of its formation. Each of the Partnership and its Subsidiaries (a) is duly qualified or licensed as a foreign limited partnership, limited liability company or corporation, as applicable, in each jurisdiction in which its ownership of properties or the conduct of its business requires such qualification or licensing, except for failures to be so qualified or licensed that, individually or in the aggregate, would not have a Partnership Material Adverse Effect, (b) has all requisite limited partnership, limited liability company or corporate power, as applicable, and authority and the legal right to own, pledge, mortgage and operate its properties, to lease the property it operates under lease and conduct its business as now or currently proposed to be conducted, (c) is in compliance with its certificate of limited partnership, partnership agreement, certificate of formation of limited liability company, limited liability company agreement, certificate of incorporation or bylaws or equivalent organizational documents, as applicable, (d) is in compliance with all Laws applicable to it or to which any of its properties are subject, except for such noncompliance as, individually or in the aggregate, would not have a Partnership Material Adverse Effect, and (e) has made all necessary filings with, and has given all necessary notices to, the FCC to the extent required for such ownership and use with respect to FCC Licenses, except for any failures to file or give such notice that, individually or in the aggregate, would not have a Partnership Material Adverse Effect. As of the Effective Date, New Globalstar will be a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Subject to the entry of the Confirmation Order and the occurrence of the Effective Date, (a) the Partnership has the requisite limited partnership power and authority to execute and deliver this Agreement and the Partnership has, and New Globalstar will have, the requisite limited partnership or corporate power and authority to execute and deliver all agreements, instruments and documents contemplated hereby to be executed and delivered by it, (b) this Agreement and the consummation by the Partnership and New Globalstar of the transactions contemplated hereby have been (or, in the case of New Globalstar, will be on or prior to the Effective Date) duly authorized by all requisite partnership or corporate action, and (c) this Agreement has been duly and validly executed and delivered by the Partnership and constitutes the valid and binding obligation of the Partnership (and, following the Effective Date, will constitute the valid and binding obligation of New Globalstar), enforceable against the Partnership (or, following the Effective Date, New Globalstar) in accordance with its terms, except that (i) such enforceability may be subject to applicable bankruptcy, insolvency or other similar Laws now or hereafter in effect affecting creditors’ rights generally and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discreti on of the court before which any proceeding therefor may be brought.

          2.2 Capitalization. Immediately following the Effective Date and upon issuance of (a) the Purchased Shares pursuant to the Confirmed Chapter 11 Plan and this Agreement, (b) the 1,366,417 shares of Common Stock (the “Creditor Shares”) to be issued pursuant to the Confirmed Chapter 11 Plan for distribution to holders of Allowed Claims in Class 4, (c) the 4,111,627 shares of Series A Preferred Stock (the “Creditor Preferred Shares”) to be issued pursuant to the Confirmed Chapter 11 Plan for distribution to holders of Allowed Claims in Class 4, (d) the Series A Warrants to be issued pursuant to the Confirmed Chapter 11 Plan for distribution to holders of Allowed Claims in Class 4, and (e) the Series B Warrants that may be issued pursuant to the Confirmed Chapter 11 Plan, (i) the Purchased Shares and the Creditor Shares will constitute all of the issued and outstanding shares of Common Stock, (ii) the Creditor Preferred Shares will constitute all of the issued and outstanding shares of Preferred Stock, (iii) the Common Stock and Preferred Stock will constitute all of the classes of capital stock of New Globalstar of which there are shares issued and outstanding, and (iv) other than the Plan Warrants, no options, warrants or other rights to acquire, or any securities convertible into or exchangeable for, any equity securities of New Globalstar will be outstanding.

          2.3 Ownership of Subsidiaries. (a) The Partnership does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any other Person, other than the Subsidiaries of the Partnership. The Partnership Disclosure Letter lists the exact legal name of each Subsidiary of the Partnership, the jurisdiction of incorporation or formation of each Subsidiary of the Partnership, and the authorized (in the case of capital stock) and outstanding capital stock or other equity interests of each Subsidiary of the Partnership.

          (b) All outstanding capital stock or other equity interests of each Subsidiary of the Partnership are owned directly or indirectly by the Partnership, free and clear of all Liens. All outstanding shares of capital stock owned by the Partnership of each Subsidiary of the Partnership that is a corporation have been validly issued and are fully paid and nonassessable. All limited liability company interests owned by the Partnership of each Subsidiary of the Partnership that is a limited liability company and all partnership interests owned by the Partnership of each Subsidiary of the Partnership that is a limited partnership have been validly issued and are fully paid (to the extent required as of the date of this Agreement). No shares of capital stock or other equity interests of any Subsidiary of the Partnership are subject to, nor have any been issued in violation of, preemptive or similar rights.

          (c) There are not (and as of the Closing Date there will not be) outstanding (i) any shares of capital stock or other equity securities of any Subsidiary of the Partnership, (ii) any securities of any Subsidiary of the Partnership convertible into or exchangeable for shares of capital stock or other equity securities of any Subsidiary of the Partnership, or (iii) any options or other rights to acquire from the Partnership or any of its Subsidiaries, or any obligation of the Partnership or any of its Subsidiaries to issue or sell, any shares of capital stock or other equity securities of any Subsidiary of the Partnership or any securities convertible into or exchangeable for such capital stock or equity securities.

          (d) Neither the Partnership nor any of its Subsidiaries is a party to, or has Knowledge of, any agreement restricting the transfer or hypothecation of any capital stock or equity interests of any Subsidiary, other than the DIP Facility.

          2.4 Validity of Shares, Etc. Each of the Purchased Shares when issued in accordance with the Confirmed Chapter 11 Plan and this Agreement will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. At the Closing, New Valley will acquire good and valid title to the Purchased Shares, free and clear of any and all Liens, except as may be created by New Valley or by applicable securities Laws.

          2.5 No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Partnership do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Partnership and New Globalstar will not, in each case, (i) conflict with or violate the certificate of limited partnership, partnership agreement, certificates of incorporation or bylaws or equivalent organizational documents of the Partnership, any of its Subsidiaries or New Globalstar, as applicable (as they may be amended or adopted pursuant to the Confirmed Chapter 11 Plan, as applicable), (ii) subject to the entry of the Confirmation Order and the occurrence of the Effective Date, conflict with or violate any Law or order, judgment, injunction or decree (“Order”) applicable to the Partnership, any of its Subsidiaries or New Globalstar, or by which any property or asset of the Partnership, any of its Subsidiaries or New Globalstar is bound or affected, or (iii) subject to the entry of the Confirmation Order and the occurrence of the Effective Date and the implementation of the transactions contemplated by the Confirmed Chapter 11 Plan, conflict with or violate or result in a breach or default under any contract, agreement or instrument binding upon the Partnership, any of its Subsidiaries or New Globalstar (excluding contracts, agreements and instruments that have been or will be rejected in connection with the Chapter 11 Cases), except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not have a Partnership Material Adverse Effect.

          (b) The execution and delivery of this Agreement by the Partnership do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by the Partnership or New Globalstar will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority, including any department, commission, board, bureau, agency or instrumentality of such authority, or any court or tribunal (each a “Governmental Entity”), except (i) for (A) the applicable requirements, if any, of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), (B) the applicable notification requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”), (C) the applicable notification or approval requirements, if any, of the Federal Communications Commission (the “FCC”), the United States Department of Defense (the “DoD”), the Federal Bureau of Investigation (the “FBI”) and the United States Department of Justice (the “DoJ”), and (D) the entry of the Confirmation Order and (ii) where the failure to obtain any such consent, approval, authorization or permit, or to make any such filing or notification, would not, individually or in the aggregate, have a Partnership Material Adverse Effect.

          2.6 SEC Documents. The Partnership has timely filed, and on the Closing Date will have timely filed, all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) since January 1, 2002. All Partnership Reports, as of their respective dates, to the Knowledge of the Partnership, (a) complied, or will comply, in all material respects with the applicable requirements of the Exchange Act and (b) did not, and will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representation in the preceding sentence does not apply to (a) any misstatement or omission in (i) any Partnership Report filed prior to the date of this Agreement that was superseded by a subsequent Partnership Report filed prior to the date of this Agreement or (ii) any Partnership Report filed after the date of this Agreement that is superseded by a subsequent Partnership Report filed prior to the Closing Date or (b) any financial forecasts or projections included in the Partnership Reports. To the Knowledge of the Partnership, the consolidated financial statements of the Partnership included in the Partnership Reports were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Partnership and its Subsidiaries, as of the dates thereof (subject, in the case of any unaudited statements, to the absence of footnotes and to normal year-

end audit adjustments). As of the time of the filing of any relevant Partnership Report, to the Knowledge of the Partnership, the financial forecasts or projections included in such Partnership Report (as qualified and limited in the Partnership Report) were made by management of the Partnership in good faith and on a reasonable basis, except for any failure to make the financial forecasts or projections in good faith and on a reasonable basis that would not have a Partnership Material Adverse Effect. No Subsidiary of the Partnership is currently required to file any periodic reports with the SEC under the Exchange Act.

          2.7 No Brokers. The Partnership has not entered into any contract, arrangement or understanding with any Person that may result in the obligation of the Partnership, New Globalstar or New Valley to pay any investment banker’s or finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations incident to this Agreement or the consummation of the transactions contemplated hereby, except that the Partnership has retained Jefferies & Company, Inc. as its financial advisor. The arrangements and a copy of the engagement letter regarding such relationship have been disclosed or provided, as applicable, to New Valley prior to the date hereof. The Partnership, New Globalstar or one of their Subsidiaries will pay all amounts owed pursuant to the foregoing arrangements.

          2.8 Intellectual Property. The Partnership and its Subsidiaries own or license or otherwise have the right to use all Intellectual Property that is necessary for the operation of their respective businesses, without infringement upon or conflict with the rights of any other Person with respect thereto, including all trade names associated with any private label brands of the Partnership or any of its Subsidiaries, except where the failure to so own or license or otherwise obtain the right to use, individually or in the aggregate, would not have a Partnership Material Adverse Effect or where any such infringement or conflict, individually or in the aggregate, would not have a Partnership Material Adverse Effect. To the Knowledge of the Partnership, no slogan or other advertising device, product, process, method, substance, part or component, or other material now employed, or now contemplated to be employed, in the ordinary course of business by the Partnership or any of its Subsidiaries infringes upon or conflicts with any rights owned by any other Person, except where any such infringement or conflict, individually or in the aggregate, would not have a Partnership Material Adverse Effect, and no material claim or litigation regarding any of the foregoing is pending or threatened.

          2.9 Management Presentation Material. To the Partnership’s Knowledge, the Management Presentation Material, as of the dates thereof, did not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. The representation in the preceding sentence does not apply to (a) any misstatement or omission in the Management Presentation Material that was corrected by subsequent information given to New Valley prior to the date of this Agreement or (b) any financial forecasts or projections or pro forma financial information included in the Management Presentation Material. As of the dates of the Management Presentation Material, to the Knowledge of the Partnership, the financial forecasts and projections and pro forma financial information included in the Management Presentation Material (as qualified and limited in the Management Presentation Material) were prepared by management of the Partnership in good faith and on a reasonable basis, except for any failure to prepare the financial forecasts or projections or pro forma financial information in good faith and on a reasonable basis that would not have a Partnership Material Adverse Effect.

          2.10 Bring-Down of Bankruptcy Disclosure Schedules. The Partnership Disclosure Letter sets forth information with respect to the Debtors that would have been required to be set forth on schedules A, B and G pursuant to section 521 of the Bankruptcy Code and the Official Bankruptcy Forms if the Debtors were to have commenced the Chapter 11 Cases on December 31, 2002 rather than the date on which they were actually commenced, and, to the Knowledge of the Partnership, such information set forth in the Partnership Disclosure Letter is true, correct and complete in all material respects.

          2.11 Scope of Partnership Representations. Except as and to the extent expressly set forth in this Agreement (together with the Partnership Disclosure Letter and the agreements and certificates contemplated hereby), the Partnership makes no representations or warranties whatsoever, and disclaims all liability and responsibility for any representation, warranty or statement made or information communicated (whether such representation, warranty, statement or communication was made orally or in writing) to New Valley.

III. REPRESENTATIONS AND WARRANTIES OF NEW VALLEY

     New Valley represents and warrants to the Partnership as follows:

          3.1 Existence; Authorization, Validity and Effect of Agreement. New Valley is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. New Valley has all requisite corporate power and authority to execute and deliver this Agreement and all agreements, instruments and documents contemplated hereby to be executed and delivered by it. This Agreement and the consummation by New Valley of the transactions contemplated hereby have been duly and validly authorized by all requisite corporate action. This Agreement constitutes the valid and binding obligation of New Valley, enforceable against it in accordance with its terms, except that (a) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar Laws now or hereinafter in effect affecting creditors’ rights generally and (b) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

          3.2 No Conflict; Required Filings and Consents. (a) The execution, delivery and performance of this Agreement by New Valley do not, and the consummation by New Valley of the transactions contemplated hereby will not, (i) conflict with or violate the certificates of incorporation, bylaws or equivalent organizational documents of New Valley or any of its Subsidiaries, (ii) conflict with or violate any Law or Order applicable to New Valley or any of its Subsidiaries or by which any property or asset of New Valley or any of its Subsidiaries is bound or affected, or (iii) conflict with or violate or result in a breach or default under any contract, agreement or instrument binding upon New Valley or any of its Subsidiaries, except, in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches or defaults that, individually or in the aggregate, would not have a New Valley Material Adverse Effect.

          (b) The execution and delivery of this Agreement by New Valley do not, and the performance of this Agreement and the consummation of the transactions contemplated hereby by New Valley will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Exchange Act, (B) the applicable notification requirements, if any, of the HSR Act, and (C) the applicable notification or approval requirements, if any, of the FCC, the DoD, the FBI and the DoJ and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a New Valley Material Adverse Effect.

          3.3 No Brokers. New Valley has not entered into any contract, arrangement or understanding with any Person that may result in the obligation of the Partnership, New Globalstar or any of their respective Subsidiaries to pay any investment banker’s or finder’s fees, brokerage or agent’s commissions or other like payments in connection with the negotiations incident to this Agreement or the consummation of the transactions contemplated hereby. If any such amounts result in such an obligation, such fees, commissions or other payments will be the sole liability of New Valley.

          3.4 Sufficient Funds. The New Valley DIP Lender has sufficient funds available to make advances to the Debtors under the DIP Facility, in accordance with its terms, prior to the Closing, and New Valley has sufficient funds available to pay the Cash Purchase Price payable by New Valley in accordance with Section 1.2 hereof at the Closing.

          3.5 Investment Intent. New Valley is purchasing the Purchased Shares in accordance with Section 1.1 hereof for its own account and for investment purposes, and does not intend to redistribute the Purchased Shares. New Valley acknowledges that the Purchased Shares have not been registered under the Securities Act, or any state blue sky or securities Laws, and that the subsequent transfer of the Purchased Shares may be subject to compliance with such Laws.

          3.6 Investor Sophistication; Etc. New Valley is a sophisticated investor and has such knowledge and experience in financial, business and investment matters as to be capable of evaluating the merits and risks of an investment in the Purchased Shares. New Valley was not organized for the specific purpose of acquiring the Purchased Shares in accordance with Section 1.1 hereof. New Valley is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

          3.7 Ownership of Securities. Other than as contemplated by this Agreement and the DIP Facility or as previously disclosed in writing to the Partnership, as of the date of this Agreement, none of New Valley or any of its Affiliates beneficially owns any Claims, indebtedness or equity securities of any Debtor or any direct or indirect options, warrants or other rights to acquire, or any security convertible into or exchangeable for, any Claims, indebtedness or equity securities of any Debtor.

          3.8 Access to Information. New Valley acknowledges that it and its representatives have (a) to its Knowledge, received or been afforded the opportunity to review prior to the date hereof all materials that New Valley requested the Partnership to deliver or make available, as the case may be, to New Valley and its representatives in connection with entering into this Agreement and (b) had the opportunity to meet with the officers and employees of the Partnership. New Valley has no Knowledge of any facts or circumstances that could reasonably be expected to constitute a breach of the representations and warranties of the Partnership in Article II of this Agreement.

          3.9 Forecasts and Projections. New Valley acknowledges that any forecasts or projections included in any Partnership Report or the Management Presentation Material are not to be viewed as facts and that actual results achieved by the Partnership or New Globalstar during the period or periods covered by any such forecasts or projections may vary materially from those contained in such forecasts or projections.

IV. COVENANTS

          4.1 Inspection of Records. From the date hereof to the Closing Date, the Partnership will (a) allow all designated officers, attorneys, accountants and other representatives of New Valley reasonable access at reasonable times to the officers, key employees, accountants and other representatives of the Partnership and its Subsidiaries and the books and records of the Partnership and its Subsidiaries and (b) furnish to New Valley and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request.

          4.2 Confidentiality. Information obtained by New Valley pursuant to Section 4.1 hereof shall be subject to the provisions of the Confidentiality Agreement, provided that the Confidentiality Agreement shall automatically terminate as of the Closing.

          4.3 Publicity. The initial press release relating to this Agreement will be in the form of a joint press release previously agreed to by New Valley and the Partnership, and thereafter the Partnership (or New Globalstar, as applicable), the Creditors Committee and New Valley will, subject to their respective legal obligations, consult with each other party hereto, and use reasonable efforts to agree, in advance, upon the text of any press release or other public statements with respect to the transactions contemplated hereby, including those contained in any filings with any Governmental Entity or with any securities exchange or similar body with respect thereto.

          4.4 Further Action. The Partnership, the Creditors Committee and New Valley will use their respective reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable Law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and make effective the transactions contemplated hereby and thereby.

          4.5 Filings with Governmental Entities. (a) The Partnership, the Creditors Committee and New Valley will comply with the Laws that are applicable to any of the transactions contemplated hereby and pursuant to which government notification or approval of such transactions is necessary. The Partnership, the Creditors Committee and New Valley will cooperate with each other and use their respective reasonable best efforts to provide information required for this purpose and to promptly file with the appropriate Governmental Entities all required notifications and applications seeking all required approvals. The Partnership and New Valley will use their respective reasonable best efforts to resolve any objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated hereby.

          (b) Without limiting the generality or effect of Section 4.5(a), (i) the Partnership and New Valley will, as soon as practicable, (A) file any required Notification and Report Forms under the HSR Act with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the DoJ (the “Antitrust Division”) and (B) file any additional required notifications or applications, if any, with the FCC, DoD, FBI and DoJ and (ii) the Partnership and New Valley will use their respective reasonable best efforts to respond as promptly as practicable to all inquiries received from any such Governmental Entity for additional information or documentation.

          4.6 No Solicitations. (a) From the date on which the Bankruptcy Court expressly approves this Section 4.6 until the earlier of the Closing and the termination of this Agreement in accordance with Section 7.1 or 7.2 (the “Non-Solicitation Period”), the Partnership and the Creditors Committee shall not solicit, accept or in any way seek to further any offer to purchase any equity in or assets of the Partnership, New Globalstar or any other entity to be formed through the restructuring of the Partnership or take any other action inconsistent with confirmation of the Chapter 11 Plan and the consummation of the transactions contemplated by this Agreement; provided, however, that (i) the Partnership may file this Agreement and any document contemplated hereby (the “Transaction Documents”) with the SEC, as an exhibit to a Current Report on Form 8-K and (ii) if and to the extent determined by the Partnership in good faith to be necessary to cause the Disclosure Statement to contain “adequate information” as contemplated by section 1125 of the Bankruptcy Code, the Disclosure Statement shall contain a description of any contacts received by either of the Partnership or the Creditors Committee with respect to an offer to purchase any equity in or assets of the Partnership, New Globalstar or any other entity to be formed through the restructuring of the Partnership. If any Person contacts the Partnership or the Creditors Committee with an offer to purchase any equity in or assets of the Partnership, New Globalstar or any other entity to be formed through the restructuring of the Partnership, then the Partnership or the Creditors Committee, as the case may be, shall (i) inform such Person of the existence and substantive effect of this Section 4.6 and the public availability of the Transaction

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Documents and (ii) subject to the terms of any confidentiality restrictions on Globalstar in effect on the date hereof (provided that, if permitted by such restrictions, Globalstar has delivered to New Valley a copy of the written instrument containing such restrictions on or before the date hereof), promptly give to New Valley notice of such contact (A) identifying the Person making such contact and (B) specifying in reasonable detail (x) the nature of such contact and (y) the terms and conditions of any proposal made by such Person.

          (b) During the Non-Solicitation Period, the Partnership and the Creditors Committee will use their respective reasonable best efforts to make effective the transactions contemplated by this Agreement and the Chapter 11 Plan.

          4.7 Conduct of Business. During the period from the date of this Agreement through the earlier of the Closing or the termination of this Agreement in accordance with Section 7.1 or 7.2, except as otherwise provided in this Agreement or the Chapter 11 Plan and as contemplated in the Partnership Disclosure Letter, the Partnership will, and will cause its Subsidiaries to, conduct their operations (including management of working capital) according to their ordinary and usual course of business consistent with past practice, not inconsistent with the Approved Budget and subject to the provisions of the DIP Facility. Without limiting the generality or effect of the foregoing, during such period, the Partnership will, and will cause its Subsidiaries to, use their respective reasonable efforts to: (a) preserve intact their business organizations; (b) keep available the services of their officers and employees; (c) continue in full force and effect without material modification all existing material policies or binders of insurance currently maintained in respect of the Partnership and its Subsidiaries; (d) pay their post-petition debts and trade and other accounts payable punctually when and as the same shall become due and payable and perform and observe, in all material respects, their duties and obligations under all material contracts that have been assumed in the Chapter 11 Cases, in each case in accordance with past practice during the Chapter 11 Cases; and (e) maintain their relationships and goodwill with suppliers, distributors, customers, landlords, employees, agents and others having business relationships with them, in each case in accordance with past practice during the Chapter 11 Cases. Without limiting the generality or effect of the foregoing, during such period, except as otherwise provided in this Agreement or the Chapter 11 Plan and as contemplated in the Partnership Disclosure Letter and the Approved Budget, the Partnership will not, and will not permit any of its Subsidiaries to, without the prior written consent of New Valley (which consent will not be unreasonably withheld or delayed):

          (a) amend or modify their partnership agreements, certificates of incorporation, bylaws or other equivalent organizational documents in any material respect from their form on the date of this Agreement;

          (b) change any salaries or other compensation of, or pay any bonuses to, any director, officer or employee or enter into any employment, severance, or similar agreement with any director, officer or employee;

          (c) adopt or increase any benefits under any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any of its employees;

          (d) enter into (i) any lease or (ii) any other contract or commitment, except such leases, contracts and commitments that are entered into in the ordinary course of business consistent with past practice and not inconsistent with the Approved Budget;

          (e) incur, assume or guarantee any debt, except accounts payable incurred in the ordinary course of business consistent with past practice;

          (f) enter into any contract, transaction or commitment relating to their respective assets or businesses that, individually or in the aggregate, could be material to the Partnership or any of its Subsidiaries, or cancel or waive any claim or right of substantial value that, individually or in the aggregate, could be material to the Partnership or any of its Subsidiaries;

          (g) set aside or pay any dividend or make any other distribution with respect to equity interests in the Partnership or any of its Subsidiaries or repurchase, redeem or otherwise acquire, directly or indirectly, any outstanding equity interests in, or other securities of, the Partnership or any of its Subsidiaries;

          (h) make any change in their financial or tax accounting methods or practices, except as required by applicable Law or United States generally accepted accounting principles;

          (i) issue or sell any equity interests in the Partnership or any of its Subsidiaries or make any other changes in their respective capital structures;

          (j) sell, lease or otherwise dispose of any material asset or property;

          (k) (i) write-off as uncollectable any notes or accounts receivable except write-offs in the ordinary course of business charged to reserves, none of which is individually or in the aggregate material, (ii) write-off, write-up or write-down any other material asset or (iii) alter the customary time periods for collection of accounts receivable or payments of accounts payable;

          (l) create or assume any Lien other than a Permitted Lien;

          (m) make any loan, advance or capital contributions to or investment in any Person;

          (n) terminate or make any material change in the conduct of the business or operation of the Partnership or any of its Subsidiaries; or

          (o) agree to or contract to do any of the foregoing.

          4.8 Exchange Act Registration; Securities Exchange Listing. (a) Globalstar will use its reasonable best efforts to cause each of the Common Stock issued to holders of Allowed Claims in Class 4, the Preferred Stock and the Series A Warrants (collectively, the “Creditor Securities”) to be (i) registered under Section 12 of the Exchange Act and (ii) listed on a national securities exchange or quoted by The NASDAQ Stock Market, Inc., in each case as of the Closing Date.

          (b) In the event that the Creditor Securities are not registered under Section 12 of the Exchange Act and listed on a national securities exchange or quoted on The NASDAQ Stock Market, Inc. as of the Closing Date, New Valley will (i) use its reasonable best efforts to cause the Creditor Securities to be so registered and so listed or quoted as promptly as practicable following the Closing Date, and (ii) in any event, cause New Globalstar to file within 60 calendar days after the Closing Date (A) with the SEC, a registration statement or appropriate report on the applicable form to cause the Creditor Securities to be so registered (if such a registration statement or report was not filed by New Globalstar prior to the Closing Date) and (B) with a national securities exchange or The NASDAQ Stock Market, Inc., an initial application to cause the Creditor Securities to be so listed or quoted (if such an application was not filed by New Globalstar prior to the Closing Date). Without limiting the generality of the foregoing, New Valley shall nominate, and cause to be elected, a sufficient number of “independent directors,” as defined pursuant to the Exchange Act, and the rules of the national securities exchange on which the Creditor Securities are, or are expected to be, listed or of The NASDAQ Stock Market, Inc., if the Creditor

Securities are, or are expected to be, quoted on an automated quotation system thereof, to permit New Globalstar to be in compliance with the Exchange Act, and to allow the Creditor Securities to become so listed or quoted.

          (c) With respect to each of the Creditor Securities, New Valley will use its reasonable best efforts, until such time as the applicable Creditor Securities are owned by fewer than 100 beneficial holders, to maintain (i) the registration under Section 12 of the Exchange Act of such Creditor Securities and (ii) the listing on a national securities exchange or quotation on The NASDAQ Stock Market, Inc. of such Creditor Securities.

          4.9 Right to Participate in First Public Offering. Each of New Globalstar and New Valley will use its reasonable best efforts to ensure that shareholders of Globalstar Telecommunications Limited, a Bermuda corporation, as of the Effective Date have the opportunity to acquire securities in the first underwritten public offering of equity securities, if any, made by New Globalstar on or before the seventh anniversary of the Effective Date at the price such securities are offered to the public and in such amounts as New Globalstar determines to be appropriate after consultation with the managing underwriter or underwriters for such offering, provided that so doing will not result in any additional material expense to New Globalstar or result in any material delay to the completion of such offering.

          4.10 Interim Operations of New Globalstar. New Globalstar will be formed solely for the purpose of engaging in the transactions contemplated by this Agreement and, until the Effective Date, will not engage in any business activity or operations, or incur any liability or obligation, other than in connection with such transactions. The Partnership will cause (a) the Certificate of Incorporation of New Globalstar, substantially in the form of Exhibit F hereto, to be filed with the Secretary of State of the State of Delaware on or before the Effective Date, (b) the Bylaws of New Globalstar, substantially in the form of Exhibit G hereto, to be adopted on or before the Effective Date, and (c) such Certificate of Incorporation and Bylaws to be in full force and effect on the Closing Date.

          4.11 Voting Agreement. On the Closing Date, New Valley will execute and deliver a Voting Agreement, substantially in the form of Exhibit H hereto.

V. CONDITIONS TO CLOSING

          5.1 Conditions to Each Party’s Obligations. The respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

          (a) All conditions precedent to the effectiveness of the Confirmed Chapter 11 Plan shall have been satisfied or waived pursuant to the provisions therein.

          (b) The waiting period (and any extension thereof) under the HSR Act, if any, applicable to the consummation of the transactions contemplated by this Agreement shall have been terminated or shall have expired.

          (c) All approvals of the FCC, the DoD, the FBI and the DoJ, if any, required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained.

          (d) No Order or Law enacted, entered, promulgated, enforced or issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect.

          (e) The Partnership and Loral Space and Communications Ltd. shall have entered into the agreement contemplated by Section 3.1(c)(iii) of the DIP Facility.

          (f) The Partnership and QUALCOMM, Incorporated shall have entered into the agreement contemplated by Section 3.1(c)(iv) of the DIP Facility.

          5.2 Conditions to Obligations of the Partnership. The obligations of the Partnership to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

          (a) New Valley shall have delivered the Cash Purchase Price payable by New Valley in accordance with Section 1.2 to New Globalstar.

          (b) All representations and warranties of New Valley contained in this Agreement shall be true and correct in all material respects on the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), except for such representations and warranties qualified as to materiality or New Valley Material Adverse Effect, which representations and warranties shall be true and correct in all respects on the Closing Date.

          (c) All material covenants contained in this Agreement and required to be performed or complied with by New Valley shall have been performed or complied with by New Valley in all material respects.

          (d) New Valley shall have delivered to the Partnership a certificate of an executive officer of New Valley certifying to the satisfaction of the conditions set forth in (b) and (c) above.

          5.3 Conditions to Obligations of New Valley. The obligations of New Valley to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

          (a) New Globalstar shall have delivered one or more validly issued stock certificates representing the Purchased Shares to New Valley.

          (b) All representations and warranties of the Partnership contained in this Agreement shall be true and correct in all material respects on the Closing Date (except for representations and warranties made as of a specific date, which shall be true and correct as of such date), except for such representations and warranties qualified as to materiality or the Partnership Material Adverse Effect, which representations and warranties shall be true and correct in all respects on the Closing Date.

          (c) All material covenants contained in this Agreement and required to be performed or complied with by the Partnership shall have been performed or complied with by the Partnership in all material respects.

          (d) The Partnership shall have delivered to New Valley a certificate of an executive officer of the Partnership certifying to the satisfaction of the conditions set forth in (b) and (c) above.

VI. NO SURVIVAL

          None of the representations, warranties, covenants and agreements in this Agreement shall survive the Closing, except that nothing in this Article VI shall limit any covenant or agreement of a party which by its terms contemplates performance by such party after the Closing.

VII. TERMINATION

          7.1 Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing by the mutual consent of New Valley and the Partnership.

          7.2 Termination by Either Party. (a) This Agreement may be terminated by New Valley by written notice to the Partnership if (each, a “New Valley Termination Event”):

(i)	the Chapter 11 Plan and the Disclosure Statement have not been filed with the Bankruptcy Court on or before January 30, 2003, and New Valley delivers written notice of termination to the Partnership on or before February 6, 2003;

(ii)	(A) the DIP Facility has not been approved by an order, in form and substance satisfactory to New Valley, entered by the Bankruptcy Court at a final hearing in accordance with Fed. R. Bankr. Proc. 4001(c)(2) (a “Final Hearing”) on or before January 30, 2003, and New Valley delivers written notice of termination to the Partnership on or before February 6, 2003, or (B) if the DIP Facility is so approved, a stay of any provision of the approval order is issued and New Valley delivers written notice of termination to the Partnership on or before the fifth Business Day after New Valley receives notice of the issuance of such stay;

(iii)	the provisions in this Section 7.2 and Sections 4.6, 7.3 and 7.4 of this Agreement (A) have not been approved by an order, in form and substance satisfactory to New Valley, entered by the Bankruptcy Court at a Final Hearing on or before January 30, 2003 and New Valley delivers written notice of termination to the Partnership on or before February 6, 2003, or (B) if such provisions are so approved, a stay of any provision of the approval order is issued, and New Valley delivers written notice of termination to the Partnership on or before the fifth Business Day after New Valley receives notice of the issuance of such stay;

(iv)	the Disclosure Statement has not been approved by the Bankruptcy Court as containing adequate information in accordance with section 1125 of the Bankruptcy Code on or before March 7, 2003, and New Valley delivers written notice of termination to the Partnership on or before March 14, 2003;

(v)	the Chapter 11 Plan has not been confirmed by final, nonappealable order of the Bankruptcy Court on or before May 7, 2003, and New Valley delivers written notice of termination to the Partnership on or before May 14, 2003;

(vi)	the Effective Date has not occurred on or before July 7, 2003, and New Valley delivers written notice of termination to the Partnership on or before July 15, 2003;

(vii)	a Partnership Material Adverse Effect occurs;

(viii)	there shall have occurred an Event of Default and, as a result thereof, the New Valley Lender shall have declared that all or any portion of the Commitment is terminated and that all Obligations under the DIP Facility are forthwith due and payable;

(ix)	there shall have been a default under or breach of the covenants contained in Section 4.6 by either the Partnership or Creditors Committee; or

(x)	there shall have been a default under or breach of any representation, warranty, covenant or agreement of the Partnership contained in this Agreement (except for a default or breach covered by Section 7.2(a)(i) through Section 7.2(a)(viii), inclusive), which default or breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 calendar days following receipt by the Partnership from New Valley of written notice of such default or breach (specifying in reasonable detail the claimed default or breach and demand of its cure or satisfaction) and which default or breach would result in a failure of a condition set forth in Article V.

          (b) This Agreement may be terminated by the Partnership by written notice to New Valley if:

(i)	the New Valley DIP Lender refuses or otherwise fails to fund any requested draw under the DIP Facility that complies with the applicable provisions of the DIP Facility and applicable Law;

(ii)	there shall have been a material adverse change in the ability of the New Valley DIP Lender to fund draws under the DIP Facility or the ability of New Valley to pay the Cash Purchase Price pursuant to Section 1.2, which material adverse change has not been cured within five Business Days after the Partnership delivers written notice thereof to New Valley;

(iii)	the DIP Facility has not been approved by an order entered by the Bankruptcy Court at a Final Hearing on or before January 30, 2003, and the Partnership delivers written notice to New Valley of termination on or before February 6, 2003;

(iv)	(A) under the terms of the DIP Facility, the Partnership has no ability to draw funds under the DIP Facility, (B) New Valley refuses to advance further funds to the Partnership on terms reasonably acceptable to the Partnership, and (C) the Partnership has cash-on-hand that is less than its cash-on-hand as of the date the DIP Facility was approved at a Final Hearing;

(v)	a New Valley Material Adverse Effect occurs; or

(vi)	the Effective Date has not occurred on or before December 31, 2003.

          (c) In addition to the provisions of Section 7.2(a), this Agreement may be terminated by New Valley by written notice to the Partnership if there shall have occurred a QUALCOMM Related

Termination Event and, as a result thereof, the New Valley Lender shall have declared that all or any portion of the Commitment is terminated and that all Obligations under the DIP Facility are forthwith due and payable.

          (d) In addition to the provisions of Section 7.2(b), this Agreement may be terminated by the Partnership by written notice to New Valley at any time prior to the commencement of the Non-Solicitation Period.

          7.3 Effect of Termination. In the event of the termination of this Agreement pursuant to Sections 7.1 or 7.2 hereof, this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of New Valley or the Partnership; provided, however, that Section 4.2 and the Partnership’s obligations under Section 7.4 shall survive any such termination, in the case of Section 4.2, for so long as the Confidentiality Agreement shall remain in effect; and provided further, however, that (a) nothing in this Section 7.3 shall prevent the Partnership from pursuing any and all damages, remedies or other relief available to it at law or in equity as a result of any willful and voluntary breach of this Agreement by New Valley, and (b) nothing in this Section 7.3 shall prevent New Valley from pursuing, in addition to (and not in lieu of) its rights under Section 7.4, any and all damages, remedies or other relief available to it at law or in equity as a result of any willful and voluntary (i) breach of Section 4.6 or (ii) failure or refusal of the Partnership to consummate the transactions contemplated by this Agreement if all conditions to its obligations to do so have been satisfied or irrevocably waived by the Partnership. The Confidentiality Agreement shall, except as provided herein, remain in effect during the term of this Agreement and following its termination; provided, however, that such agreement will automatically terminate as of the Closing.

          7.4 Termination Payment. (a) In the event this Agreement is terminated (i) by New Valley in accordance with Section 7.2(a) following a New Valley Termination Event not caused by New Valley or (ii) by the Partnership in accordance with Section 7.2(b)(iv) if at such time New Valley could terminate this Agreement as a result of a New Valley Termination Event under Section 7.2(a)(viii) not caused by New Valley, then the Partnership shall be obligated to pay New Valley an amount (the “Termination Payment”) equal to $2,000,000.00 plus the aggregate amount of any actual documented costs and expenses (including professional fees) reasonably incurred by New Valley in connection with this Agreement and the DIP Facility and the transactions contemplated hereby and thereby minus any amounts paid with respect to such costs and expenses pursuant to the terms of the DIP Facility. Any Termination Payment payable upon termination of this Agreement shall be earned and become payable by the Partnership on the date that is (i) in the event of a termination pursuant to Section 7.2(a)(ix), five Business Days after New Valley delivers the termination notice relating to such termination, (ii) in the event of a termination pursuant to Section 7.2(a)(x), 60 calendar days after New Valley delivers the notice under Section 7.2(a)(x) of the default or breach on which such termination is based, or (iii) in the event of a termination pursuant to any of Sections 7.2(a)(i) through 7.2(a)(viii), inclusive, or Section 7.2(b)(iv), 60 calendar days after New Valley or the Partnership, as applicable, delivers the termination notice relating to such termination; provided, however, that, in the event of a liquidation of the Partnership following termination of this Agreement, the Termination Payment shall be subordinate to the payment of Wind-Down Costs, but only to the extent Wind-Down Costs do not exceed the Wind-Down Funds.

          (b) In the event this Agreement is terminated by New Valley in accordance with Section 7.2(c) or by the Partnership in accordance with Section 7.2(d), then the Partnership will pay to New Valley such amount, if any, that may be ordered by the Bankruptcy Court based on a substantial contribution or similar theory as a reimbursement of New Valley’s fees and expenses; provided, however, that in the event of a liquidation of the Partnership following termination of this Agreement, any such payment shall be subordinate to the payment of Wind-Down Costs, but only to the extent Wind-Down Costs do not exceed the Wind-Down Funds.

          (c) Any payment to New Valley pursuant to this Section 7.4 shall be by wire transfer of immediately available funds to such account or accounts as New Valley shall designate in writing.

VIII. GENERAL PROVISIONS

          8.1 Notices. Any notice or other communication permitted or required to be given hereunder will be in writing, and sent by reputable courier service (with proof of delivery), by hand delivery or by facsimile (followed by delivery by courier service (with proof of delivery) or by hand delivery), addressed as follows:

     If to New Valley:

New Valley Corporation 100 S.E. Second Street Miami, Florida 33131 Attn: Richard J. Lampen, Esq. Fax No.: (305) 579-8009

     With copies to:

Kasowitz, Benson, Torres & Friedman LLP 1633 Broadway New York, New York 10019 Attn: David S. Rosner, Esq. Fax No.: (212) 506-1800

and

Sonnenschein Nath & Rosenthal 1221 Avenue of the Americas New York, New York 10020 Attn: Richard L. Sadowsky, Esq. Fax No.: (212) 768-6800

     If to the Partnership or New Globalstar:

Globalstar, L.P. (or the name of New Globalstar) 3200 Zanker Road San Jose, California 95134 Attn: William Adler, Esq. Fax No.: (408) 933-4950

     With copies to:

Jones Day 222 East 41st Street New York, New York 10017 Attn: Paul D. Leake, Esq. Fax No.: (212) 755-7306

     and

Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 Attn: Stephen B. Kuhn, Esq. and Daniel H. Golden, Esq. Fax No.: (212) 872-1002

     If to the Creditors Committee:

Official Committee of Unsecured Creditors of Globalstar, L.P.
c/o Akin Gump Strauss Hauer & Feld LLP
590 Madison Avenue
New York, New York 10022
Attn: Stephen B. Kuhn, Esq. and Daniel H. Golden, Esq.
Fax No.: (212) 872-1002

     With copies to:

Jones Day 222 East 41st Street New York, New York 10017 Attn: Paul D. Leake, Esq. Fax No.: (212) 755-7306

or to such other address as any party will specify by written notice so given, and such notice will be deemed to have been delivered as of the date so telecommunicated or delivered by hand or courier service.

          8.2 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned to a third party by New Valley or the Partnership (whether by operation of Law or otherwise) without the prior written consent of the other and the Creditors Committee, except that, (a) New Valley may assign its rights hereunder to its wholly owned Subsidiary (which assignment shall not limit or impair New Valley’s obligations hereunder) and (b) pursuant to the Confirmed Chapter 11 Plan, effective as of the Effective Date, the Partnership will assign to New Globalstar all of its rights, and New Globalstar will assume all of the obligations of Globalstar and New Globalstar, under this Agreement. Any assignment not made in accordance with the foregoing shall be null and void. Subject to the first and last sentence of this Section 8.2, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, (a) the Partnership’s and New Globalstar’s obligations hereunder are subject to the approval by the Bankruptcy Court of the transactions contemplated hereby and by the DIP Facility and (b) except for the provisions of Section 4.8 and Section 4.9 from and after the Closing, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          8.3 Entire Agreement. This Agreement, the Partnership Disclosure Letter and the DIP Facility, and the exhibits and schedules hereto and thereto, and any documents delivered by the parties in connection herewith or therewith, and the Confidentiality Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings (both written and oral) between the parties with respect thereto.

          8.4 Amendment. Subject to applicable Law, including the requirements of the Bankruptcy Code and Orders of the Bankruptcy Court, this Agreement may only be amended by (a) an instrument in writing signed by each of the Partnership and New Valley, and (b) with respect to any provision of this Agreement that may have a material adverse effect on the rights of the unsecured creditors of the Debtors or that reflects a change in the financial aspects of the transactions contemplated hereby (in each case, should there be any disagreement among the parties as to the effect of any such provision, as determined by the Bankruptcy Court), by the Creditors Committee.

          8.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles.

          8.6 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which when so executed and delivered will be an original, with the same effect as if the signature thereto were upon the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. A facsimile copy of a signature page shall be deemed to be an original signature page.

          8.7 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and will be given no substantive or interpretive effect whatsoever.

          8.8 Certain Definitions/Interpretations. (a) For purposes of this Agreement:

“Affiliate” of any Person means any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person; and, for the purposes of this definition only, “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management, policies or activities of a Person whether through the ownership of securities, by contract or agency or otherwise; provided that (i) as such term is used in this Agreement, New Valley shall not be included as an Affiliate of the Partnership and (ii) as used in Section 3.7, Ladenburg Thalmann Financial Services, Inc. and its Subsidiaries shall not be included as an Affiliate of New Valley;

“Agreement” has the meaning set forth in the introduction to this Agreement;

“Antitrust Division” has the meaning set forth in Section 4.5(b);

“Approved Budget” has the meaning set forth in the DIP Facility;

“Bankruptcy Code” has the meaning set forth in the introduction to this Agreement;

“Bankruptcy Court” has the meaning set forth in the introduction to this Agreement;

A Person will be deemed the “beneficial owner” of, and will be deemed to “beneficially own,” and will be deemed to have “beneficial ownership” of:

(i) any securities that such Person or any of such Person’s Affiliates is deemed to “beneficially own” within the meaning of Rule 13d-3 under the Exchange Act, as in effect on the date of this Agreement and any securities deposited into a trust established by the Person the sole beneficiaries of which are the shareholders of the Person;

(ii) any securities (the “underlying securities”) that such Person or any of such Person’s Affiliates has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise (it being understood that such Person will also be deemed to be the beneficial owner of the securities convertible into or exchangeable for the underlying securities); and

(iii) any securities beneficially owned by persons that are part of a “group” (within the meaning of Rule 13d-5(b) under the Exchange Act) with such Person;

“Cash Purchase Price” has the meaning set forth in Section 1.1;

“Certificate of Designation” has the meaning set forth in the introduction to this Agreement;

“Chapter 11 Cases” has the meaning set forth in the introduction to this Agreement;

“Chapter 11 Plan” has the meaning set forth in the introduction to this Agreement;

“Closing” has the meaning set forth in Section 1.3;

“Closing Date” has the meaning set forth in Section 1.3;

“Commitment” has the meaning set forth in the DIP Facility;

“Common Stock” has the meaning set forth in the introduction to this Agreement;

“Confidentiality Agreement” means the confidentiality agreement, dated as of November 6, 2002, by and between New Valley and the Partnership;

“Confirmed Chapter 11 Plan” has the meaning set forth in the introduction to this Agreement;

“Continuing Satellite Anomalous Event” means, with respect to any particular satellite in the Partnership’s satellite constellation, one or more satellite anomalous events that cause such satellite to remain out of service for at least 45 consecutive calendar days;

“Copyright Licenses” means any written agreement naming any Debtor as licensor or licensee granting any right under any Copyright, including the grant of rights to copy, publicly perform, create derivative works, manufacture, distribute, exploit and sell material derived from any Copyright;

“Copyrights” means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office or in any foreign counterparts thereof and (ii) the right to obtain all renewals thereof;

“Creditor Preferred Shares” has the meaning set forth in Section 2.2;

“Creditors Committee” has the meaning set forth in the introduction to this Agreement;

“Creditor Securities” has the meaning set forth in Section 4.8(a);

“Creditor Shares” has the meaning set forth in Section 2.2;

“Debtors” has the meaning set forth in the introduction to this Agreement;

“DIP Facility” has the meaning set forth in the introduction to this Agreement;

“DIP Facility Pay-Off Amount” has the meaning set forth in Section 1.1;

“Disclosure Statement” has the meaning set forth in the introduction to this Agreement;

“DoD” has the meaning set forth in Section 2.5(b);

“DoJ” has the meaning set forth in Section 2.5(b);

“Event of Default” has the meaning set forth in the DIP Facility;

“Exchange Act” has the meaning set forth in Section 2.5(b);

“FBI” has the meaning set forth in Section 2.5(b);

“FCC” has the meaning set forth in Section 2.5(b);

“FCC Licenses” means the FCC licenses issued to the Partnership, Loral/QUALCOMM Partnership, L.P. or any of their respective Subsidiaries by the FCC and listed on the Partnership Disclosure Letter;

“Final DIP Order” has the meaning set forth in the DIP Facility;

“FTC” has the meaning set forth in Section 4.5(b);

“Governmental Entity” has the meaning set forth in Section 2.5(b);

“HSR Act” has the meaning set forth in Section 2.5(b);

“Intellectual Property” means, collectively, all rights, priorities and privileges of any Debtor relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses and trade secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom;

“Knowledge” means, with respect to either party, the actual knowledge of such party after reasonable inquiry of such party’s executive officers;

“Law” means any domestic or foreign statute, rule, regulation or other legal requirement;

“Liens” means liens, claims, security interests, encumbrances, restrictions on voting or alienation or otherwise, or adverse interests;

“Management Presentation Material” means the written material delivered to New Valley by the Partnership and dated November 18-19, 2002;

“New Globalstar” has the meaning set forth in the introduction to this Agreement;

“New Valley” has the meaning set forth in the introduction to this Agreement;

“New Valley DIP Lender” has the meaning set forth in the introduction to this Agreement;

“New Valley Material Adverse Effect” means any change, effect, event or condition that has prevented or could reasonably be expected to prevent New Valley’s ability to consummate the transactions contemplated hereby;

“New Valley Termination Event” has the meaning set forth in Section 7.2(a);

“Non-Solicitation Period” has the meaning set forth in Section 4.6(a);

“Obligations” has the meaning set forth in the DIP Facility;

“Order” has the meaning set forth in Section 2.5;

“Partnership” has the meaning set forth in the introduction to this Agreement;

“Partnership Disclosure Letter” has the meaning set forth in the first paragraph of Article II;

“Partnership Material Adverse Effect” means any change, effect, event or condition that has had or could reasonably be expected to have a material adverse effect on the assets or operations of the Partnership, New Globalstar and their Subsidiaries, taken as a whole, or that would prevent the Partnership or New Globalstar, as applicable, from consummating the transactions contemplated hereby; provided, however, that the loss of satellite availability shall not constitute a Partnership Material Adverse Effect unless, following the date hereof, (i) more than one additional satellite in the Partnership’s satellite constellation shall have been declared “failed” or (ii) five or more additional satellites in the Partnership’s satellite constellation shall have experienced Continuing Satellite Anomalous Events;

“Partnership Reports” means all forms, reports and documents filed by the Partnership with the SEC between January 1, 2002 and the Closing Date, in each case under Section 13 of the Exchange Act and the rules and regulations promulgated thereunder;

“Patent Licenses” means all agreements, whether written or oral, providing for the grant by or to any Debtor of any right to manufacture, use, import, sell or offer for sale any invention covered in whole or in part by a Patent;

“Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof and all reissues and extensions thereof, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and (iii) all rights to obtain any reissues or extensions of the foregoing;

“Permitted Lien” means any mechanics’, workmen’s, repairmen’s and other similar Liens arising or incurred in the ordinary course of business in respect of obligations that are not overdue;

“Person” means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization or any other entity;

“PIK Interest Note” has the meaning set forth in the DIP Facility;

“Plan Warrants” has the meaning set forth in the introduction to this Agreement;

“Preferred Stock” has the meaning set forth in the introduction to this Agreement;

“Purchased Shares” has the meaning set forth in Section 1.1;

“QUALCOMM Related Termination Event” has the meaning set forth in the DIP Facility;

“SEC” has the meaning set forth in Section 2.6;

“Securities Act” has the meaning set forth in Section 1.5;

“Series A Warrants” has the meaning set forth in the introduction to this Agreement;

“Series B Warrants” has the meaning set forth in the introduction to this Agreement;

“Subsidiary” when used with respect to any party, means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls more than 50% of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions;

“Termination Payment” has the meaning set forth in Section 7.4;

“Term Note Loans” has the meaning set forth in the DIP Facility;

“Trademarks” means (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and (ii) the right to obtain all renewals thereof;

“Transaction Documents” has the meaning set forth in Section 4.6;

“Wind-Down Costs” has the meaning set forth in the DIP Facility; and

“Wind-Down Funds” has the meaning set forth in the DIP Facility.

          (b) Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Chapter 11 Plan.

          (c) When a reference is made in this Agreement to an Article, Section or Exhibit such reference will be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereto” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms used herein with initial capital letters have the meanings ascribed to them herein and all terms defined in this Agreement will have such defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person include such Person’s permitted successors and assigns.

          8.9 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, will be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder will not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. At any time prior to the Closing, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

          8.10 Jurisdiction; Consent to Service of Process. (a) Each party hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Bankruptcy

Court, and any appellate court from such court, in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, or for recognition or enforcement of any judgment resulting from any such suit, action or proceeding, and each party hereby irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in the Bankruptcy Court.

          (b) It will be a condition precedent to each party’s right to bring any such suit, action or proceeding that such suit, action or proceeding, in the first instance, be brought in the Bankruptcy Court, and if each such court refuses to accept jurisdiction with respect thereto, such suit, action or proceeding may be brought in any other court with jurisdiction.

          (c) No party may move to (i) transfer any such suit, action or proceeding from the Bankruptcy Court to another jurisdiction, (ii) consolidate any such suit, action or proceeding brought in the Bankruptcy Court with a suit, action or proceeding in another jurisdiction, or (iii) dismiss any such suit, action or proceeding brought in the Bankruptcy Court for the purpose of bringing the same in another jurisdiction.

          (d) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, (i) any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in the Bankruptcy Court, (ii) the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court, and (iii) the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party. Each party irrevocably consents to service of process in any manner permitted by Law.

          8.11 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          8.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

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     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Agreement and caused the same to duly deliver this Agreement on their behalf on the day and year first written above.

GLOBALSTAR, L.P.

By:

Name:

Title:

NEW VALLEY CORPORATION

By:

Name:

Title:

OFFICIAL COMMITTEE OF UNSECURED CREDITORS OF GLOBALSTAR, L.P. (solely with respect to Sections 4.3, 4.4, 4.5(a), 4.6 and 8.4)

By:

Name:

Title:

Exhibit A

Form of First Amended Chapter 11 Plan of Reorganization

Exhibit B

Form of Disclosure Statement

Exhibit C

Form of Certificate of Designation

Exhibit D

Form of Warrant Agreement (Series A Warrants)

Exhibit E

Form of Warrant Agreement (Series B Warrants)

Exhibit F

Form of Certificate of Incorporation

Exhibit G

Form of Bylaws

Exhibit H

Form of Voting Agreement